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                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP
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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
City National Corporation:

       We consent to incorporation by reference in the registration statements (Nos. 33-32543, 33-38029 and 33-60668) on Form S-8 of City National Corporation of our report dated January 17, 1995, relating to the consolidated balance sheets of City National Corporation and subsidiaries (the Company) as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended, which report appears in the December 31, 1994 Annual Report on Form 10-K of City National Corporation.


                                               /s/ KPMG Peat Marwick LLP
                                               -------------------------
                                                 KMPG Peat Marwick LLP

Los Angeles, California
March 30, 1994